As filed with the Securities and Exchange Commission on June 3, 2005

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2018239 (I.R.S. Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

CASH AMERICA INTERNATIONAL, INC. 2004 LONG-TERM INCENTIVE PLAN
(Full title of the plans)

Hugh A. Simpson
Executive Vice President, General Counsel & Secretary
CASH AMERICA INTERNATIONAL, INC.
1600 West 7th Street
Fort Worth, Texas 76102
(Name and address of agent for service)

(817) 335-1100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to	offering price	aggregate	Amount of
securities to be registered	be registered (1)	per share (2)(3)	offering price (2)(3)	registration fee (3)
Common Stock, par value $.10 per share	850,000	$17.48	$14,858,000	$1,748.79

(1) Consists of 850,000 shares of common stock, par value $.10 per share (the “Common Stock”), reserved for issuance to employees of Cash America International, Inc. pursuant to the 2004 Long-Term Incentive Plan (the “2004 Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable pursuant to the award of restricted stock units and the exercise of options and/or awards granted or to be granted under the 2004 Plan to prevent dilution that may result from any future stock splits, stock dividends or similar transactions affecting the Common Stock.

(2) Estimated solely for the purpose of computing the registration fee.

(3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of common stock offered hereunder pursuant to the 2004 Plan is based upon 850,000 shares of Common Stock reserved for issuance under the 2004 Plan at a price of $17.48, which is the average of the highest and lowest price per share of Common Stock on the New York Stock Exchange on June 1, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      Cash America International, Inc. (the “Corporation”) hereby incorporates by reference in this Registration Statement the following documents previously filed by the Corporation with the Securities and Exchange Commission (the “Commission”):

      (1) the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

      (2) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

      (3) the Corporation’s Current Reports on Form 8-K filed with the Commission on April 15, 2005 and April 21, 2005; and

      (4) the description of the common stock, par value $0.10 per share, of the Corporation (the “Common Stock”) set forth in the Registration Statement on Form 8-A filed with the Commission on October 5, 1987, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

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Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      The Corporation has authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Corporation’s Bylaws provide for indemnification of directors and officers to the fullest extent permitted by said provisions of the Texas Business Corporation Act. The Corporation believes that indemnification under its Bylaws covers at least negligence by indemnified parties, and permits the Corporation to advance litigation expenses in the case of shareholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Corporation’s Bylaws permit the Corporation to purchase and maintain liability, indemnification and/or other similar insurance.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      The following documents are filed as a part of this registration statement.

Exhibit	Description of Exhibit
4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984 (incorporated herein by reference to Exhibit 3.1 of the Corporation’s Registration Statement Form S-1, File No. 33-10752).

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984 (incorporated herein by reference to Exhibit 3.2 of the Corporation’s Registration Statement Form S-1, File No. 33-10752).

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986 (incorporated herein by reference to Exhibit 3.3 of the Corporation’s Registration Statement Form S-1, File No. 33-10752).

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4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987. (incorporated herein by reference to Exhibit 3.4 of the Corporation’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275).

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the Company’s name to “Cash America International, Inc.” (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992).

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. filed in Office of the Secretary of State of Texas on May 21, 1993 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1993).

4.7	Bylaws of Cash America International, Inc. (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275).

4.8	Amendment to Bylaws of Cash America International, Inc. dated effective September 26, 1990 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1990).

4.9	Amendment to Bylaws of Cash America International, Inc. dated effective April 22, 1992 (incorporated herein by reference to Exhibit 3.8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992).

4.10	2004 Cash America International, Inc. 2004 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.21 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission on February 28, 2005).

5.1*	Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

24	Power of Attorney (included with signature page of this Registration Statement).

* Filed herewith.

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Item 9. Undertakings.

      A. The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 3, 2005.

CASH AMERICA INTERNATIONAL, INC.
By:	/s/ Hugh A. Simpson
Hugh A. Simpson
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Hugh A. Simpson and J. Curtis Linscott his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Jack R. Daugherty Jack R. Daugherty	Chairman of the Board and Director	June 3, 2005

/s/ Daniel R. Feehan Daniel R. Feehan	President, Director and Chief Executive Officer	June 3, 2005

/s/ Thomas A. Bessant, Jr. Thomas A. Bessant, Jr.	Executive Vice President, Chief Financial Officer	June 3, 2005

Signature	Capacity	Date
/s/ A.R. Dike A.R. Dike	Director	June 3, 2005

/s/ James H. Graves James H. Graves	Director	June 3, 2005

/s/ B.D. Hunter B.D. Hunter	Director	June 3, 2005

/s/ Timothy J. McKibben Timothy J. McKibben	Director	June 3, 2005

/s/ Alfred M. Micallef Alfred M. Micallef	Director	June 3, 2005

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit	Description of Exhibit
4.1	Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 4, 1984 (incorporated herein by reference to Exhibit 3.1 of the Corporation’s Registration Statement Form S-1, File No. 33-10752).

4.2	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on October 26, 1984 (incorporated herein by reference to Exhibit 3.2 of the Corporation’s Registration Statement Form S-1, File No. 33-10752).

4.3	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 24, 1986 (incorporated herein by reference to Exhibit 3.3 of the Corporation’s Registration Statement Form S-1, File No. 33-10752).

4.4	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on September 30, 1987. (incorporated herein by reference to Exhibit 3.4 of the Corporation’s Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275).

4.5	Articles of Amendment to the Articles of Incorporation of Cash America Investments, Inc. filed in the office of the Secretary of State of Texas on April 23, 1992 to change the Company’s name to “Cash America International, Inc.” (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992).

4.6	Articles of Amendment to the Articles of Incorporation of Cash America International, Inc. filed in Office of the Secretary of State of Texas on May 21, 1993 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1993).

4.7	Bylaws of Cash America International, Inc. (incorporated herein by reference to Exhibit 3.5 of the Corporation’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-4, File No. 33-17275).

4.8	Amendment to Bylaws of Cash America International, Inc. dated effective September 26, 1990 (incorporated herein by reference to Exhibit 3.6 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1990).

4.9	Amendment to Bylaws of Cash America International, Inc. dated effective April 22, 1992 (incorporated herein by reference to Exhibit 3.8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1992).

4.10	2004 Cash America International, Inc. 2004 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.21 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Commission on February 28, 2005).

5.1*	Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto).

24	Power of Attorney (included with signature page of this Registration Statement).

*	Filed herewith.